                                                                   EXHIBIT 10.31

                                                                    REDACTED FOR
                                                                 CONFIDENTIALITY
                             CONFIDENTIAL TREATMENT
                                   REQUESTED

               The asterisked portions of this document have been
            omitted and are filed separately with the Securities and
                              Exchange Commission.

                        COLLABORATIVE RESEARCH AGREEMENT

This AGREEMENT entered into this 1st day of October, 2000 between diaDexus, Inc., a Corporation organized under the laws of the State of Delaware and having an office at 3303 Octavius Drive, Santa Clara, CA 95054, hereinafter referred to as SPONSOR;

                                      and

University of Pittsburgh of the Commonwealth System of Higher Education, a nonprofit Pennsylvania corporation having an office at Office of Research, 350 Thackeray Hall, Pittsburgh, Pennsylvania 15260, hereinafter referred to as UNIVERSITY.

                                   WITNESSETH

     WHEREAS, SPONSOR desires the research services of UNIVERSITY and UNIVERSITY desires and agrees to provide such services to SPONSOR on a nonexclusive basis;

     WHEREAS, ******* shall be the UNIVERSITY's lead investigator in conducting the research services for SPONSOR (the 'PRINCIPAL INVESTIGATOR');

     NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the parties agree as follows:

1.0  COLLABORATION

1.01 UNIVERSITY agrees to use its best efforts to perform services for SPONSOR as described in the Statement of Work in proposal attached hereto as Appendix A (PROJECT).

1.02 SPONSOR agrees to use its best efforts to perform the services in accordance with the Statement of Work attached hereto as Appendix A.

1.03 SPONSOR and UNIVERSITY agree that approval of UNIVERSITY's Institutional Review Board (the "IRB") and, where applicable or required by law or regulation, patient informed consent will be required to carry out the Statement of Work. UNIVERSITY agrees that it will obtain IRB approval, as may be required, and obtain all patient informed consent that may be required by law or regulation, which informed consent shall include such language as may be required to satisfy such law or regulation, and which language shall include explicit reference to use of patient samples for commercial purposes. In addition, UNIVERSITY agrees that it will not transfer any tissue to SPONSOR that in any way identifies any individual patient or that in any way confers any patient personal identifying information.

2.0  TERM

2.01 The Term of this Agreement is from October 1, 2000 (Effective Date) through September 30, 2003.

2.02 Any extension must be in writing upon terms mutually agreeable to the parties hereto.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.0  PAYMENT

3.01 SPONSOR agrees to pay *****

     ***** for the services, payment to be made as follows:

     Upon execution of this Agreement   *****

     January 1, 2001                    *****

     April 1, 2001                      *****

     July 1, 2001                       *****


     October 1, 2001                    *****

     January 1, 2002                    *****

     April 1, 2002                      *****

     July 1, 2002                       *****


     October 1, 2002                    *****

     January 1, 2003                    *****

     April 1, 2003                      *****

     July 1, 2003                       *****

     * includes the licensing fee of section 3.04


3.02 UNIVERSITY costs shall follow the proposed budget as contained in Appendix B.

3.03 In the event that the actual number of processed samples transferred by UNIVERSITY to SPONSOR on a quarterly basis as measured from the Effective Date, is less than ***** ***** of the projected number of samples expected to be transferred on a quarterly basis as indicated in Table 1, Appendix A (Statement of Work), SPONSOR shall deduct ***** from the subsequent quarterly payment otherwise due pursuant the schedule in section 3.01 above. In the event that the actual number of processed samples transferred by UNIVERSITY to SPONSOR on a quarterly basis, as measured from the Effective Date is greater than ***** of the projected number of samples expected to be transferred on a quarterly basis as indicated in Table 1, Appendix A (Statement of Work), SPONSOR shall pay an additional ***** with the subsequent quarterly payment otherwise due pursuant the schedule in section 3.01 above.

3.04 SPONSOR shall pay UNIVERSITY a one-time fee of ***** for a non-exclusive, worldwide, fully-paid license to use the Know-How. As used herein, Know-How shall mean all tangible and intangible information, know-how, methods, procedures, processes, formulations, technical information, inventions, instructions, expertise, preclinical, clinical, quality control, and data related to the collection, analysis, or screening of human tissue which are used by the principal investigator to carry out microdissection-based genotyping for this Project. Such payment shall be made within thirty (30) days after the execution of this Agreement and shall be sent to:


***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                    Office of Technology Management
                    200 GSCC
                    Thackeray & O'Hara Sts.
                    Pittsburgh, PA 15260

4.0  REPORTS

4.01 UNIVERSITY shall provide a quarterly report to SPONSOR indicating the number of cases seen, corresponding to the list of tumor types in the Statement of Work attached as Appendix A, and the number of processed samples which were transferred to SPONSOR pursuant to the Project, detailed by tumor type corresponding to the list of tumor types in the Statement of Work.

4.02 UNIVERSITY shall notify SPONSOR of any contracts which UNIVERSITY executes with a third party, within thirty (30) days of such execution, if the implementation of such contract is expected to reduce the availability of tissue for the Project such that the number of processed samples to be transferred to SPONSOR is expected to be less than seventy-five percent (75%) of the number of samples projected to be transferred on a quarterly basis as indicated in the Statement of Work attached hereto as Appendix A.

4.03 Upon completion of the services by UNIVERSITY, or earlier termination of this Agreement, UNIVERSITY shall provide a final written report to SPONSOR describing the services performed and such other information or data as may be specified in Appendix A. UNIVERSITY shall also, at SPONSOR'S option, meet with SPONSOR to discuss the services or the content of the final report.

5.0  INSURANCE

5.01 UNIVERSITY shall provide the necessary Workman's Compensation and Employer's Liability insurance to meet statutory liability limits of the Commonwealth of Pennsylvania for the employees of UNIVERSITY involved in this PROJECT.

6.0  LIABILITY

6.01 UNIVERSITY shall not be responsible or liable for any injuries or losses which may result from the implementation or use by SPONSOR or third parties of the results from the PROJECT or research data generated by UNIVERSITY.

6.02 Sponsor agrees to indemnify, defend and hold harmless University, its trustees, officers, agents and employees with respect to any expense, claim, liability, loss, damage, or costs (including attorney's fees) in connection with or in any way arising out of a third party claim based on or arising out of use of the data or results from the PROJECT by SPONSOR or any SPONSOR licensee.

7.0  DISCLAIMER OF WARRANTY

7.01 Any information, materials or services furnished by either party pursuant to this Agreement are on an "as is" basis. UNIVERSITY and SPONSOR each make no warranties of any kind either express or implied as to any matter, including but not limited to warranty of fitness for a particular purpose, merchantability, patentability, or that use by the other party of the results obtained will be free from infringement of patents, copyrights, trademarks or other rights of third parties. In no event shall either party be liable to the other for indirect, special, or consequential damages, such as loss of profits or inability to use the results obtained or any applications and derivations thereof.

8.0  INTELLECTUAL PROPERTY RIGHTS

8.01 Under UNIVERSITY policy, all rights and title to inventions and/or discoveries developed under PROJECT solely by employees of UNIVERSITY ("University Inventions") shall belong to UNIVERSITY.

8.02 Rights to inventions and/or discoveries, whether patentable or copyrightable or not, relating to PROJECT made solely by employees of SPONSOR shall belong to SPONSOR ("Sponsor Inventions").

8.03 Inventions and/or discoveries jointly developed by employees, agents or servants of UNIVERSITY and SPONSOR ("Joint Inventions") shall be jointly owned (each party shall have an undivided interest in the Joint Invention) and SPONSOR shall have the first right to prepare, file and prosecute patent applications for such Joint Inventions.

8.04 UNIVERSITY shall grant to SPONSOR a right of first refusal to an exclusive royalty-bearing (on commercially reasonable terms) license to UNIVERSITY's interest in University Inventions and Joint Inventions developed under this Agreement to the extent it is legally able to do so, subject to Public Law 96-517 and to the constraints set forth herein. Within ninety (90) days from the date of disclosure of such invention to SPONSOR. SPONSOR shall inform UNIVERSITY of SPONSOR's interest in supporting a patent application related to such disclosure. If SPONSOR does not agree to support such a patent application, UNIVERSITY shall be under no obligation to file a patent application. If SPONSOR does agree to support such a patent application, SPONSOR will be consulted on the filing of the patent application, and will be given the opportunity to review a draft of the patent application prior to its filing. Any expenses paid by SPONSOR to support such a patent application shall not be refundable nor creditable against future option or license consideration.

8.05 Within one hundred eighty (180) days from the date of disclosure of invention by UNIVERSITY to SPONSOR, the parties may enter into a license agreement or a fee-bearing option agreement, such option agreement to extend the 180 day right of first refusal to negotiate a license for all or part of UNIVERSITY's interest in such University Inventions or Joint Inventions. If SPONSOR exercises its right of first refusal as provided in
     Section 8.04, and provided that SPONSOR agrees to reimburse UNIVERSITY for the costs of patent prosecution and maintenance in the United States and foreign countries, the UNIVERSITY and SPONSOR shall negotiate a license agreement to include commercially reasonable royalty rates, a royalty free, nonexclusive license in favor of the UNIVERSITY to use the inventions and/or discoveries for noncommercial eduction and research purposes, and other mutually acceptable terms and conditions within 180 days of the date of the disclosure of invention to SPONSOR. If a mutually acceptable license or fee-bearing option agreement is not executed and delivered by the end of such one hundred eighty (180) days, SPONSOR's rights described in
        Section 8 hereof shall terminate.

9.0     PUBLICATIONS

9.01 SPONSOR recognizes that under UNIVERSITY policy, the results of UNIVERSITY's work under the PROJECT must be publishable. UNIVERSITY agrees to submit to SPONSOR any proposed publication or presentation for prior review. SPONSOR will, within thirty (30) days after receipt, advise if there is any proprietary or patentable information which should not be disclosed at the present time. UNIVERSITY shall take under due consideration any written exceptions of SPONSOR prior to releasing any such proposed publication or presentation. Publication of SPONSOR results under the PROJECT is at the discretion of SPONSOR. If the PROJECT results in findings that correlate genotyping data with RNA expression data at a level of significance that the parties agree is a publishable discovery, the parties agree that manuscripts prepared for publication on such findings shall include representatives from both parties as authors, with the primary author being UNIVERSITY's PRINCIPAL INVESTIGATOR.

9.02 Should SPONSOR desire to have information withheld or redacted from any proposed publication or presentation in order to file for protection of intellectual property rights. UNIVERSITY agrees to grant a period not to exceed six (6) months from the date of the request from SPONSOR not to publish to permit such filings, and further agrees to redact any CONFIDENTIAL INFORMATION (as defined below) as may be requested by SPONSOR.

9.03 UNIVERSITY acknowledges that it may be necessary for SPONSOR to disclose information which SPONSOR considers proprietary or confidential in order to perform the PROJECT. If SPONSOR considers any such information confidential, it shall be clearly marked "CONFIDENTIAL INFORMATION" and sent by SPONSOR in writing only to the principal investigator or orally disclosed to the principal investigator and reduced to writing by SPONSOR, clearly marked "CONFIDENTIAL INFORMATION," and delivered to the principal investigation within thirty (30) days of disclosure. SPONSOR's Confidential Information shall include any and all RNA expression data derived or identified by SPONSOR during the performance of this Project, whether or not marked as 'CONFIDENTIAL INFORMATION'. UNIVERSITY shall not disclose or cause to be disclosed any such Confidential Information revealed to it by SPONSOR without the prior written approval of SPONSOR; provided, however, that the foregoing obligation of nondisclosure shall not apply to any portion of the Confidential Information which:

        a.      is in the public domain at the time of disclosure.

        b. becomes part of the public domain after disclosure through no fault of UNIVERSITY.

        c. is in the possession of the UNIVERSITY at the time of disclosure by SPONSOR or is disclosed to the UNIVERSITY after time of disclosure by SPONSOR and not through any fault of UNIVERSITY.

10.0  TERMINATION

10.01 Either party may terminate this Agreement prior to the expiration of the designated term by giving sixty (60) days written notice to the other.

10.02 Upon early termination of this Agreement, SPONSOR shall pay all costs accrued by UNIVERSITY as of the date of termination including non-cancelable obligations for the term of the Agreement incurred prior to the effective date of the termination, provided that payments for unincurred, non-cancelable obligations shall be limited to the salaries of the research technicians on the Project, and in no event shall exceed Fifty-Four Thousand Dollars ($54,000).

11.0  PUBLICITY

11.01 SPONSOR will not use the name of UNIVERSITY nor of any member of UNIVERSITY Personnel, in any publicity, advertising, or news release without the prior written approval of UNIVERSITY.

12.0  GOVERNING LAW

12.01 This Agreement shall be deemed to be a contract under, and shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

13.0  MISCELLANEOUS

13.01 Nothing contained in this Agreement is to be construed to constitute UNIVERSITY and SPONSOR as partners or joint venturers of each other, or to constitute the employees, agents or representatives of either party as the employees, agents or representatives of the other party, it being intended that the relationship between UNIVERSITY and SPONSOR shall at all times be that of independent contractors. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other party; or to bind the other party to any contract, agreement or undertaking with any third party. UNIVERSITY agrees, warrants, and represents to SPONSOR, with the intention that SPONSOR may rely thereon, that SPONSOR does not now exercise, and will not be permitted during the terms of this Agreement to exercise any significant degree of control over UNIVERSITY's method of operation.

13.02 UNIVERSITY agrees that it is responsible for withholding and paying to appropriate taxing bodies, all statutory payroll taxes that are applicable to UNIVERSITY Personnel to be supported under the PROJECT.

13.03 Failure of either party hereto to enforce any of the provisions of this Agreement, or of any rights with respect thereto, or failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections, or in any way affect the validity of this Agreement. The failure by any party hereto to enforce any of such provisions, rights or elections shall not prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

13.04 Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal or unenforceable, it shall be considered severed from the Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of the Agreement are in accordance with the intention of the parties. It is the further intention of the parties that in lieu of any provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to this Agreement.

13.05 This Agreement may not be and shall not be construed to have been modified, amended, rescinded, cancelled or waived, in whole or in part, except in writing signed by the parties hereto and making specific reference to this Agreement.

13.06 The headings used herein are included solely for the purpose of convenience, and shall not be used in any way to construe, modify, explain, enlarge or restrict any of the provisions hereof.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives.

WITNESS:                                UNIVERSITY OF PITTSBURGH - OF THE
                                        COMMONWEALTH SYSTEM OF
                                        HIGHER EDUCATION


/s/ KATHY CARR                          By: /s/ MICHAEL M. CROUCH
------------------------------------       ------------------------------------
                                        Typed Name: Michael M. Crouch
                                                   ----------------------------
                                        Title: Director, Office of Research
                                              ---------------------------------
                                        Date: 10/5/2000
                                              ---------------------------------

WITNESS:                                diaDexus, Inc.

/s/ P. NEWMAN                           By: /s/ MOHAN S. IYER
------------------------------------       ------------------------------------
                                        Typed Name: Mohan S. Iyer
                                                   ----------------------------
                                        Title: V.P., Business Development
                                              ---------------------------------
                                        Date: 9/25/2000
                                              ---------------------------------

                                                                       EXHIBIT A

                     DIADEXUS and UNIVERSITY OF PITTSBURGH
              TUMOR TISSUE MICRODISSECTION AND GENOTYPING PROJECT

                               STATEMENT OF WORK

Description:

diaDexus ("Sponsor") and University of Pittsburgh ("University") will perform the following major activities in this project:

**************************



***** Certain information on this page and all information on the next six pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                             BUDGET--APPENDIX B.2
                      APRIL 1, 2001 TO SEPTEMBER 30, 2001

PERSONNEL                ROLE                     % EFFORT       SALARY + FRINGE
---------                ----                     --------       ---------------
  Sydney Finkelstein     Principal Investigator      50               $42,685
  Mohammed Virgi         Co-investigator             10                $8,570
  TBN                    Research Spec. III         100               $13,502
  TBN                    Research Spec. III         100               $13,502
                                                                      -------
    SUBTOTAL                                                          $78,258


EQUIPMENT
  ABI Prisim 700 quantitative themocycler              $100,000
  -20 Degree Freezer                                         $0
  2 computers and printers                                   $0
                                                                     $100,000
SUPPLIES
  Scientific supplies                                                 $60,000

TRAVEL                                                                 $1,000
                                                                       ------
  One trip to scientific meeting

  SUBTOTAL DIRECT COSTS:                                             $239,258

  FACILITIES AND ADMINISTRATION COSTS @ 53% (EXCLUDING EQUIP)         $73,807
                                                                      -------

                           TOTAL FOR SECOND 6 MONTH BUDGET PERIOD    $313,065

                              BUDGET-APPENDIX B.3
                     OCTOBER 1, 2000 TO SEPTEMBER 30, 2001
                                YEAR ONE TOTALS

LICENSING FEE                                                      $ 25,000

PERSONNEL               ROLE                      % EFFORT      SALARY + FRINGE
---------               ----                      --------      ---------------
  Sydney Finkelstein    Principal Investigator     50              $ 85,370
  Mohammed Virgi        Co-investigator            10              $ 17,140
  TBN                   Research Spec. III        100              $ 27,003
  TBN                   Research Spec. III        100 6 months     $ 13,502
                                                                   --------
    SUBTOTAL                                                       $143,015

EQUIPMENT
  ABI Prisim 700 quantitative thermocycler            $100,000
  -20 Degree Freezer                                  $  8,000
  2 computers and printers                            $ 12,000
                                                                   $120,000

SUPPLIES
  Scientific supplies                                              $ 75,000

TRAVEL
  One trip to scientific meeting                                   $  2,000

  SUBTOTAL DIRECT COSTS:                                           $340,015

FACILITIES AND ADMINISTRATION COSTS @ 53%
  (EXCL. EQUIP. AND LIC. FEE)                                      $116,608

                        YEAR ONE TOTAL                             $481,622

                   BUDGET-APPENDIX B.4

               10/1/01 - 9/30/02        10/1/02 - 9/30/03
               -----------------        -----------------
Personnel           $161,210                $166,046
Supplies             $75,000                 $75,000
Travel                $2,000                  $2,000
                    --------                --------
Subtotal            $238,210                $243,046
F&A @ 53%           $126,251                $128,814
                    --------                --------
 TOTAL              $364,461                $371,860